AMB PROPERTY CORPORATION®

SUPPLEMENTAL ANALYST PACKAGE

2009 Fourth Quarter Earnings

Conference Call 02/02/2010

Company Profile	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

AMB Property Corporation® is a leading owner, operator and developer of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of December 31, 2009, AMB owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 155.1 million square feet (14.4 million square meters) in 47 markets within 14 countries.
AMB invests in properties located predominantly in the infill submarkets of its targeted markets. AMB’s portfolio is comprised primarily of High Throughput Distribution® facilities built for efficiency and located near airports, seaports, ground transportation systems, and population concentrations.
Through its private capital group, AMB provides real estate investment, portfolio management and reporting services to co-investment ventures and clients. The private capital revenue consists of asset management distributions and fees, acquisition and development fees as well as incentive distributions.

The Americas		Europe		Asia

Operating Portfolio(1)	118.9 msf	Operating Portfolio(1)	10.9 msf	Operating Portfolio(1)	10.4 msf
Development Portfolio(2)(3)	6.0 msf	Development Portfolio(2)(3)	3.1 msf	Development Portfolio(2)(3)	5.8 msf
Land Inventory(3)	2,126 acres	Land Inventory(3)	221 acres	Land Inventory(3)	141 acres

(1)	The operating portfolio includes the owned and managed portfolio and operating properties held through AMB’s investments in unconsolidated joint ventures that it does not manage (excluded from the owned and managed portfolio) and the location of AMB’s global headquarters.
(2)	Includes pre-stabilized development properties.
(3)	Includes investments held through unconsolidated joint ventures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	1

Highlights (dollars in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

	For the Quarters Ended December 31,			For the Years Ended December 31,
	2009	2008	% Change	2009	2008	% Change
Revenues(1)	$163,402	$159,238	2.6%	$633,842	$693,563	(8.6%)
Adjusted EBITDA(2)	98,785	95,705	3.2%	489,998	496,980	(1.4%)
Net loss available to common stockholders	(7,565)	(201,362)	96.2%	(50,077)	(66,451)	24.6%
FFO(2)	43,759	(169,795)	125.8%	99,275	79,195	25.4%
FFO, as adjusted(3)	48,131	49,399	(2.6%)	288,841	298,276	(3.2%)
Per diluted share and unit
EPS	$(0.05)	$(2.06)	97.6%	$(0.37)	$(0.68)	45.6%
FFO(2)	0.29	(1.68)	117.3%	0.72	0.77	(6.5%)
FFO, as adjusted(3)	0.32	0.49	(34.7%)	2.09	2.90	(27.9%)
Dividends per common share	0.28	—	100.0%	1.12	1.56	(28.2%)

Financial(4)	• $1.4 billion in liquidity • Completed financing activities of more than $1.6 billion of debt extensions, repurchases, repayments and refinances in the fourth quarter; totaling $2.7 billion in 2009

Operations(4)
•    90.7% fourth quarter average occupancy; 91.4% for the full year
•    (7.3)% fourth quarter cash basis same store NOI;(2) (4.5)% for the full year
•    Commenced 7.8 msf of leases in the fourth quarter; totaling more than 29.0 msf for the full year
•    (11.5)% fourth quarter rent changes on renewals and rollover; (6.9)% for the trailing four quarters

Capital Deployment(4)
•    Reduced vacancy by 2.5 msf in the development portfolio during the fourth quarter and more than 4.9 msf for the full year
•    Approximately 6.9 msf of vacancy remaining to stabilize the development portfolio
•    Completed $93 million in dispositions in the fourth quarter and $763 million for the full year
•    Stabilized capitalization rate on dispositions in 2009 was 6.8%

Private Capital(5)	Subsequent to year end, completed $267 million in net capital transactions for the company’s two open-ended funds including:
•    $150 million investment by AMB consisting of $100 million in AMB Institutional Alliance Fund III and $50 million in AMB Europe Fund I;
•    $50 million in new third-party equity in AMB Institutional Alliance Fund III; and
•    $67 million in investor redemption rescissions; the remaining redemption queue currently totals $15 million.

(1)	On July 1, 2008, the partners of AMB Partners II (previously, a consolidated co-investment venture) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III, an unconsolidated co-investment venture. Pro forma rental revenues for the year ended December 31, 2008 would have been $585,706 if AMB Partners II had been deconsolidated as of January 1, 2008.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	See page 5 for a reconciliation to derive FFO, as adjusted.
(4)	Owned and managed portfolio.
(5)	As of February 1, 2010.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	2

Funds From Operations(1) Overview	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

Funds From Operations(1)(2)(3)
(per diluted common share and unit)
Estimated FFO by Business(1)(2)(6)
(per diluted common share and unit)

	For the Years Ended December 31,
	2007	2008	2009
Real estate operations, net of unallocated overhead	$1.63	$1.53	$1.19
Overhead reallocation	0.44	0.46	0.24

Real estate operations FFO	$2.07	$1.99	$1.43
% of reported FFO	58.8%	68.6%	68.4%
Development Gains	1.60	0.72	0.63
Overhead allocation	(0.32)	(0.33)	(0.13)

Development FFO	$1.28	$0.39	$0.50
% of reported FFO	36.4%	13.4%	23.9%
Private Capital Revenues	0.29	0.65	0.27
Overhead allocation	(0.12)	(0.13)	(0.11)

Private Capital FFO	$0.17	$0.52	$0.16
% of reported FFO	4.8%	17.9%	7.7%

Total FFO, as adjusted	$3.52	$2.90	$2.09

Development Gains(1)(2)(5)
(per diluted common share and unit)
Private Capital Revenue(2)
(per diluted common share and unit)

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	For all years presented, amounts per diluted common share and unit have been restated in accordance with FASB Staff Position No. EITF 03-6-1, effective January 1, 2009, to present amounts net of allocation to participating securities for unvested restricted shares outstanding at each respective period end. Previously reported FFO per diluted common share and unit for 2008, 2007, 2006, 2005 and 2004 were $0.78, $3.51, $3.12, $2.75 and $2.30, respectively. Previously reported development gains per diluted common share and unit for 2008, 2007, 2006, 2005 and 2004 were $0.73, $1.61, $1.11, $0.47 and $0.09, respectively. Previously reported estimated FFO by business per diluted common share and unit for 2008 and 2007 were $2.92 and $3.51, respectively. Previously reported private capital revenue per diluted common share and unit for 2008, 2007, 2006, 2005 and 2004 were $0.67, $0.30, $0.48, $0.47 and $0.14, respectively.
(3)	For a reconciliation of FFO from net income for the years ended December 31, 2008, 2007, 2006, 2005, and 2004, refer to our annual report on Form 10-K for the year ended December 31, 2008.
(4)	FFO, as adjusted per diluted common share and unit is $2.09 and $2.90 year-to-date for 2009 and 2008, respectively. See page 5 for a reconciliation to derive FFO, as adjusted.
(5)	Excludes co-investment venture partners’ share of development gains.
(6)	See page 5 for a reconciliation to derive FFO, as adjusted.
(7)	Management revenues consist of asset management distributions or fees, acquisition fees for third party acquisitions and priority distributions, as well as market compensation for development and other services.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	3

Consolidated Statements of Operations(1) (in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

	For the Quarters Ended December 31,		For the Years Ended December 31,
	2009	2008	2009	2008
Revenues
Rental revenues(1)	$152,899	$151,606	$595,963	$625,093
Private capital revenues	10,503	7,632	37,879	68,470

Total revenues	163,402	159,238	633,842	693,563

Costs and expenses
Property operating costs(1)	(49,865)	(44,313)	(189,056)	(179,370)
Depreciation and amortization	(51,869)	(38,233)	(179,894)	(164,188)
General and administrative	(31,131)	(40,643)	(115,253)	(143,962)
Restructuring charges	(2,544)	(12,306)	(6,368)	(12,306)
Fund costs	(238)	(159)	(1,062)	(1,078)
Real estate impairment losses	—	(183,754)	(174,410)	(183,754)
Other expenses(2)	(2,176)	(2,446)	(10,247)	(520)

Total costs and expenses	(137,823)	(321,854)	(676,290)	(685,178)

Other income and expenses
Development profits, net of taxes	1,368	4,836	35,874	81,084
Gains from sale or contribution of real estate interests, net	—	—	—	19,967
Equity in earnings of unconsolidated joint ventures, net	3,824	2,762	11,331	17,121
Other (expenses) income(2)	(222)	(3,061)	6,284	(3,124)
Interest expense, including amortization	(30,790)	(33,775)	(121,459)	(133,955)
Loss on early extinguishment of debt	(11,614)	(131)	(12,267)	(786)

Total other income and expenses, net	(37,434)	(29,369)	(80,237)	(19,693)

Loss from continuing operations	(11,855)	(191,985)	(122,685)	(11,308)
Discontinued operations
Income (loss) attributable to discontinued operations	173	(6,996)	3,005	1,964
Development profits, net of taxes	—	—	53,002	—
Gains (losses) from sale of real estate interests, net of taxes	1,580	(281)	38,718	2,594

Total discontinued operations	1,753	(7,277)	94,725	4,558

Net loss	(10,102)	(199,262)	(27,960)	(6,750)
Noncontrolling interests’ share of net (income) loss
Joint venture partners’ share of net income	(2,234)	(2,954)	(11,063)	(32,855)
Joint venture partners’ and limited partnership unitholders’ share of development profits	(942)	(1,924)	(3,308)	(9,041)
Preferred unitholders	—	(1,432)	(4,295)	(5,727)
Limited partnership unitholders	161	8,160	3,625	5,063

Total noncontrolling interests’ share of net (income) loss	(3,015)	1,850	(15,041)	(42,560)

Net loss attributable to AMB Property Corporation	(13,117)	(197,412)	(43,001)	(49,310)
Preferred stock dividends	(3,950)	(3,950)	(15,806)	(15,806)
Preferred unit redemption discount	9,759	—	9,759	—
Allocation to participating securities(3)	(257)	—	(1,029)	(1,335)

Net loss available to common stockholders	$(7,565)	$(201,362)	$(50,077)	$(66,451)

Net loss per common share (diluted)	$(0.05)	$(2.06)	$(0.37)	$(0.68)

Weighted average common shares (diluted)	147,047	97,584	134,321	97,404

(1)	On July 1, 2008, the partners of AMB Partners II (previously, a consolidated co-investment venture) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III, an unconsolidated co-investment venture. Pro forma rental revenues for the year ended December 31, 2008 would have been $585,706, and pro forma operating expenses for the year ended December 31, 2008 would have been $169,333, if AMB Partners II had been deconsolidated as of January 1, 2008.
(2)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan for the three and twelve months ended December 31, 2009 of $969 and $7,823, respectively, and for the three and twelve months ended December 31, 2008 of $(4,460) and $(7,828), respectively.
(3)	Represents net income attributable to AMB Property Corporation, net of preferred stock dividends, allocated to outstanding unvested restricted shares. For the three and twelve months ended December 31, 2009, there were 919 unvested restricted shares outstanding. For the three and twelve months ended December 31, 2008, there were 856 unvested restricted shares outstanding.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	4

Consolidated Statements of Funds from Operations(1) (in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

	For the Quarters Ended December 31,		For the Years Ended December 31,
	2009	2008	2009	2008
Net loss available to common stockholders	$(7,565)	$(201,362)	$(50,077)	$(66,451)
(Gains) losses from sale or contribution of real estate interests, net of taxes	(1,580)	281	(38,718)	(22,561)
Depreciation and amortization
Total depreciation and amortization	51,869	38,233	179,894	164,188
Discontinued operations’ depreciation	57	1,412	2,042	5,011
Non-real estate depreciation	(2,576)	(1,484)	(8,593)	(7,270)
Adjustments to derive FFO from consolidated joint ventures
Joint venture partners’ noncontrolling interests (Net income)	2,234	2,954	11,063	32,855
Limited partnership unitholders’ noncontrolling interests (Net loss)	(161)	(8,160)	(3,625)	(5,063)
Limited partnership unitholders’ noncontrolling interests (Development profits)	11	114	2,377	2,822
FFO attributable to noncontrolling interests	(7,245)	(9,036)	(26,695)	(49,957)
Adjustments to derive FFO from unconsolidated joint ventures
AMB’s share of net income	(3,824)	(2,762)	(11,331)	(17,121)
AMB’s share of FFO	12,549	10,015	42,938	42,742
Allocation to participating securities(2)	(10)	—	—	—

Funds from operations	$43,759	$(169,795)	$99,275	$79,195

FFO per common share and unit (diluted)	$0.29	$(1.68)	$0.72	$0.77

Weighted average common shares and units (diluted)	150,993	101,102	137,904	102,735

Adjustments for impairment charges, restructuring charges, preferred unit redemption discount and debt extinguishment
Real estate impairment losses	$—	$183,754	$174,410	$183,754
Discontinued operations’ real estate impairment losses	—	10,164	7,443	10,164
Pursuit costs and tax reserve	—	11,834	—	11,834
AMB’s share of real estate impairment losses from unconsolidated joint ventures	—	1,847	4,611	1,847
Joint venture partners’ noncontrolling interest share of real estate impairment losses	—	(424)	(4,876)	(424)

AMB’s share of total impairment charges(1)	—	207,175	181,588	207,175
Restructuring charges(1)	2,544	12,306	6,368	12,306
Loss on early extinguishment of debt	11,614	131	12,267	786
Preferred unit redemption discount	(9,759)	—	(9,759)	—
Allocation to participating securities(2)	(27)	(418)	(898)	(1,186)

Funds from operations, as adjusted(1)	$48,131	$49,399	$288,841	$298,276

FFO, as adjusted per common share and unit (diluted)	$0.32	$0.49	$2.09	$2.90

Weighted average common shares and units (diluted)	150,993	101,112	137,904	102,735

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Represents amount of FFO allocated to outstanding unvested restricted shares. For the three and twelve months ended December 31, 2009, there were 919 unvested restricted shares. For the three and twelve months ended December 31, 2008, there were 856 unvested restricted shares.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	5

Consolidated Balance Sheets (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

	As of
	December 31, 2009	December 31, 2008
Assets
Investments in real estate
Total investments in properties	$6,708,660	$6,603,856
Accumulated depreciation and amortization	(1,113,808)	(970,737)

Net investments in properties	5,594,852	5,633,119
Investments in unconsolidated joint ventures	462,130	431,322
Properties held for sale or contribution, net	214,426	609,023

Net investments in real estate	6,271,408	6,673,464
Cash and cash equivalents and restricted cash	206,077	251,231
Accounts receivable, net	155,958	160,528
Other assets	208,515	216,425

Total assets	$6,841,958	$7,301,648

Liabilities and equity
Liabilities
Secured debt	$1,096,554	$1,522,571
Unsecured senior debt	1,155,529	1,153,926
Unsecured credit facilities	477,630	920,850
Other debt	482,883	392,838
Accounts payable and other liabilities	338,042	345,259

Total liabilities	3,550,638	4,335,444
Equity
Stockholders’ equity
Common equity	2,716,604	2,291,695
Preferred equity	223,412	223,412

Total stockholders’ equity	2,940,016	2,515,107
Noncontrolling interests
Joint venture partners	289,909	293,367
Preferred unitholders	—	77,561
Limited partnership unitholders	61,395	80,169

Total noncontrolling interests	351,304	451,097

Total equity	3,291,320	2,966,204

Total liabilities and equity	$6,841,958	$7,301,648

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	6

Supplemental Cash Flow Information (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

	For the Quarters Ended		For the Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
AMB’s Owned and Managed Portfolio:(1)(2)
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$9,040	$5,285	$29,181	$24,031
AMB’s share of straight-line rents and amortization of lease intangibles	$4,599	$1,498	$14,099	$12,065
Gross lease termination fees	$581	$5,772	$6,067	$6,428
Net lease termination fees(3)	$407	$4,777	$4,324	$5,185
AMB’s share of net lease termination fees	$232	$4,318	$2,076	$4,652

Recurring capital expenditures:
Tenant improvements	$6,488	$5,276	$20,185	$17,377
Lease commissions and other lease costs	6,936	6,949	26,452	27,149
Building improvements	11,796	12,688	25,415	39,908

Sub-total	25,220	24,913	72,052	84,434
Co-investment venture partners’ share of capital expenditures	(8,728)	(7,043)	(26,219)	(24,425)

AMB’s share of recurring capital expenditures	$16,492	$17,870	$45,833	$60,009

AMB’s Consolidated Portfolio:
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$3,628	$1,499	$10,531	$10,549
AMB’s share of straight-line rents and amortization of lease intangibles	$3,407	$764	$10,279	$9,519
Gross lease termination fees	$320	$5,077	$3,134	$5,634
Net lease termination fees(3)	$195	$4,266	$1,792	$4,585
AMB’s share of net lease termination fees	$187	$4,216	$1,509	$4,534

Recurring capital expenditures:
Tenant improvements	$4,032	$4,118	$11,969	$13,757
Lease commissions and other lease costs	4,038	4,725	17,312	21,444
Building improvements	9,759	10,033	19,872	32,495

Sub-total	17,829	18,876	49,153	67,696
Co-investment venture partners’ share of capital expenditures	(2,993)	(2,075)	(7,661)	(10,691)

AMB’s share of recurring capital expenditures	$14,836	$16,801	$41,492	$57,005

(1)	See Reporting Definitions.
(2)	See Supplemental Financial Measures Disclosure for a discussion of owned and managed supplemental cash flow information.
(3)	Net lease termination fees are defined as gross lease termination fees less the associated straight-line rent balance.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	7

Operations Overview(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

YTD Same Store Cash-basis NOI Growth Without Lease Termination Fees(2)
YTD Average Occupancy(2)
Rent Change on Renewals and Rollovers(2)(3)
Lease Expirations as % of Annualized Base Rent (ABR)(2)
Top Customers

		Square
		Feet	ABR	% of ABR
1	Deutsche Post World Net (DHL)	3,545,758	$30,668	3.6%
2	United States Government	1,355,450	$20,287	2.4%
3	FedEx Corporation	1,400,090	$14,687	1.7%
4	Sagaw a Express	828,552	$13,825	1.6%
5	Nippon Express	1,029,170	$13,578	1.6%
6	BAX Global/Schenker/Deutsche Bahn	1,127,451	$10,450	1.2%
7	La Poste	902,391	$8,829	1.0%
8	Panalpina	1,316,351	$8,636	1.0%
9	Caterpillar Logistics Services	543,039	$7,810	0.9%
10	CEVA Logistics, Inc.	1,032,000	$6,933	0.8%

	Subtotal	13,080,252	$135,703	15.8%

	Top 11-20 Customers	6,634,092	46,682	5.6%

	Total	19,714,344	$182,385	21.4%

(1)	Owned and managed portfolio.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Represents trailing four quarter data.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	8

Operating Statistics(1)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

	Owned & Managed Portfolio(2)		Same Store Pool(2)
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	December 31, 2009	September 30, 2009	December 31, 2009	September 30, 2009

Square feet	132,639,328	131,789,032	113,692,509	114,643,564
Percentage of owned & managed square feet			85.7%	87.0%

Occupancy
Occupancy percentage at period end(2)	91.2%	91.0%	90.9%	90.8%
Occupancy percentage at period end (prior year)	95.1%	95.4%	95.1%	95.6%

Average occupancy percentage(2)	90.7%	90.4%	90.5%	90.3%
Average occupancy percentage (prior year)	94.9%	95.3%	94.6%	95.1%

Weighted average lease terms (years)
Original	6.3	6.3	6.2	6.2
Remaining	3.5	3.6	3.2	3.2

Trailing four quarters statistics
Tenant retention(2)	61.2%	61.1%	61.1%	59.5%

Rent change on renewals and rollovers(2)
Percentage	(6.9%)	(3.9%)	(7.7%)	(4.8%)
Same space square footage commencing (millions)	21.7	19.6	20.2	17.5

Second generation TIs and LCs per square foot(2)
Retained	$1.14	$1.19
Re-tenanted	$2.61	$2.80
Weighted average	$1.73	$1.80
Second generation square footage commencing (millions)	27.0	25.3

Gross operating margin(2)	70.9%	72.0%	71.9%	72.0%

	Same Store Pool(2)
	Quarter Ended	Year Ended
Cash Basis NOI percent change(2)	December 31, 2009	December 31, 2009
Increase (decrease) in revenues excluding lease termination fees(3)	(5.9%)	(2.5%)
Increase (decrease) in expenses(3)	(2.0%)	2.8%
Increase (decrease) in NOI excluding lease termination fees(2)(3)	(7.3%)	(4.5%)
Increase (decrease) in NOI including lease termination fees(2)(3)	(10.1%)	(4.6%)

(1)	Owned and managed portfolio.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	For the quarter ended December 31, 2009, on a consolidated basis, the percent change was (7.9)%, (2.9)%, (10.0)% and (14.7)%, respectively, for decrease in revenues excluding lease termination fees, decrease in expenses, decrease in NOI excluding lease termination fees and decrease in NOI including lease termination fees. For the year ended December 31, 2009, on a consolidated basis, the percent change was (2.8)%, 1.9%, (4.8)% and (5.5)%, respectively, for decrease in revenues excluding lease termination fees, increase in expenses, decrease in NOI excluding lease termination fees and decrease in NOI including lease termination fees.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	9

Portfolio Overview	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

									% of Total				Year-to-Date	Trailing Four
									Owned and	AMB’s Share		Annualized	Same Store NOI	Quarters Rent
	Square Feet			Placed in				Square Feet	Managed Square	of Square	Year-to-Date	Base Rent	Growth Without	Change on
	as of	Acquired		Operations		Disposed		as of	Feet as of	Feet as of	Average	psf as of	Lease	Renewals and
	9/30/2009	Square Feet		Square Feet(1)		Square Feet		12/31/2009	12/31/2009	12/31/2009	Occupancy	12/31/2009	Termination Fees(2)	Rollovers(2)

Southern California	18,917,656	—		—		—		18,917,656	14.3%	55.6%	92.0%	$6.34	(1.8%)	(6.5%)
Chicago	13,106,975	—		11,878		—		13,118,853	9.9%	54.0%	90.4%	5.14	(2.2%)	(15.6%)
No. New Jersey/New York	11,640,549	—		(2,127)		—		11,638,422	8.8%	50.8%	90.2%	7.65	(9.5%)	(5.5%)
San Francisco Bay Area	10,994,284	—		2,645		(38,256)		10,958,673	8.3%	76.3%	90.1%	6.33	(5.2%)	(1.8%)
Seattle	7,882,881	—		277		—		7,883,158	5.9%	51.6%	94.1%	5.48	(5.2%)	(0.7%)
South Florida	6,363,198	—		—		—		6,363,198	4.8%	72.8%	94.4%	7.37	(1.0%)	(12.4%)
U.S. On-Tarmac	2,463,001	—		89		—		2,463,090	1.9%	92.4%	89.7%	19.85	(4.2%)	1.0%
Other U.S. Markets	28,863,627	—		206,368		(567,748)		28,502,247	21.4%	62.5%	88.9%	5.52	(7.6%)	(11.0%)

U.S. Subtotal / Wtd Avg	100,232,171	—		219,130		(606,004)		99,845,297	75.3%	60.8%	90.9%	$6.43	(5.1%)	(7.5%)

Canada	3,564,059	—		—		—		3,564,059	2.7%	100.0%	95.3%	$5.49	(28.6%)	3.4%

Mexico City	3,590,942	—		574,943		—		4,165,885	3.1%	36.9%	91.4%	5.59	(18.7%)	(14.8%)
Guadalajara	2,890,526	—		—		—		2,890,526	2.2%	21.6%	96.7%	4.42	(2.2%)	(13.2%)
Other Mexico Markets	609,182	—		284,318		—		893,500	0.7%	65.6%	90.5%	4.63	(26.0%)	(8.0%)

Mexico Subtotal / Wtd Avg	7,090,650	—		859,261		—		7,949,911	6.0%	34.5%	93.5%	$5.08	(12.2%)	(14.1%)

The Americas Total / Wtd Avg	110,886,880	—		1,078,391		(606,004)		111,359,267	84.0%	60.1%	91.1%	$6.30	(5.4%)	(8.2%)

France	3,785,368	—		275,340		—		4,060,708	3.0%	32.7%	97.6%	$8.70	(0.7%)	(14.3%)
Germany	3,191,810	—		818		—		3,192,628	2.4%	30.2%	96.9%	8.98	(5.5%)	(1.8%)
Benelux	3,267,362	—		—		—		3,267,362	2.5%	31.2%	91.9%	9.90	(15.1%)	1.2%
Other Europe Markets	343,077	—		—		—		343,077	0.3%	61.9%	100.0%	14.92	n/a	n/a

Europe Subtotal / Wtd Avg	10,587,617	—		276,158		—		10,863,775	8.2%	32.4%	95.7%	$9.32	(4.7%)	(3.9%)

Tokyo	5,263,053	—		101,751		—		5,364,804	4.0%	21.5%	91.6%	$14.80	4.4%	(3.1%)
Osaka	2,000,037	—		—		—		2,000,037	1.5%	20.0%	90.5%	11.96	(3.2%)	6.7%
Other Japan Markets	—	—		—		—		—	0.0%	0.0%	0.0%	—	0.0%	n/a

Japan Subtotal / Wtd Avg	7,263,090	—		101,751		—		7,364,841	5.5%	21.1%	91.3%	$14.07	3.4%	(0.6%)

China	1,897,400	—		—		—		1,897,400	1.4%	100.0%	86.1%	$4.54	3.5%	14.1%
Singapore	935,926	—		—		—		935,926	0.7%	100.0%	98.4%	9.41	(0.2%)	(4.2%)
Other Asia Markets	218,119	—		—		—		218,119	0.2%	100.0%	85.2%	5.96	0.0%	(15.7%)

Asia Total / Wtd Avg	10,314,535	—		101,751		—		10,416,286	7.8%	44.2%	91.0%	$11.95	1.1%	(1.6%)

Owned and Managed Total / Wtd Avg(2)	131,789,032	—		1,456,300		(606,004)		132,639,328	100.0%	56.6%	91.4%	$6.98	(4.5%)	(6.9%)

Other Real Estate Investments(3)	7,495,959	—		—		—		7,495,959		51.8%	86.7%	5.31

Total Operating Portfolio	139,284,991	—		1,456,300		(606,004)		140,135,287		56.4%	91.1%	$6.90

Development
Construction-in-Progress	6,845,041	559,605	(4)	(638,758	)(5)	(1,504,958	)(6)	5,260,930		86.6%
Pre-Stabilized Developments(2)	9,971,598	1,431,891	(4)	(695,924	)(5)	(1,039,790	)(6)	9,667,775		97.0%

Development Portfolio Subtotal	16,816,639	1,991,496		(1,334,682)		(2,544,748)		14,928,705		93.3%

Total Global Portfolio	156,101,630	1,991,496		121,618		(3,150,752)		155,063,992		59.9%

(1)	Represents assets placed in operations from development and may include positive/(negative) remeasurements of square footage as operating assets.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes operating properties held through AMB’s investments in unconsolidated joint ventures that it does not manage and are therefore excluded from the owned and managed portfolio and the location of AMB’s global headquarters.
(4)	For construction-in-progress, represents square footage of development starts. For pre-stabilized developments, represents new projects available.
(5)	For construction-in-progress, represents square footage of completed development projects placed in operations. For pre-stabilized developments, represents projects placed in operations.
(6)	For construction-in-progress, represents square footage of completed development projects placed in pre-stabilized developments or disposed. For pre-stabilized developments, represents projects disposed.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	10

Capital Deployment Overview (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

Development Portfolio by Region as of December 31, 2009(1)
(Estimated Total Investment(2))
Development Starts(1)
(Estimated Total Investment(2))
Acquisition Volume(3)
(Acquisition Cost(2))

(1)	Includes investments held through unconsolidated co-investment ventures. Estimated total investment is before the impact of real estate impairment losses.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Owned and managed portfolio, excludes land inventory purchases.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	11

Contributions and Dispositions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

	For the Quarter Ended December 31, 2009		For the Year Ended December 31, 2009
	Operating Property	Development Property	Operating Property	Development Property

AMB’s Ownership Contributed and Disposed	88.7%	53.1%	66.8%	83.4%
Contribution Value and Disposition Price	$23,213	$69,693	$198,135	$564,768 (2)
Weighted Average Stabilized Cap Rate(3)(4)	8.3%	8.1%	8.2%	6.3%
Development Margin(4)	N/A	8.6%	N/A	16.4%
Square Footage or Acreage Contributed or Sold

	For the Quarter Ended December 31, 2009			For the Year Ended December 31, 2009
	Operating Property	Development Property		Operating Property	Development Property
	Square Feet	Square Feet	Land Acreage(5)	Square Feet	Square Feet	Land Acreage(5)

The Americas
United States	403,141	1,247,897	9	2,883,207	3,100,676	35
Other Americas	—	—	—	—	318,850	—

The Americas Total	403,141	1,247,897	9	2,883,207	3,419,526	35

Europe
France	—	—	—	—	—	—
Germany	—	—	—	—	—	—
Benelux	—	67,813	—	—	67,813	—
Other Europe	—	—	—	—	—	—

Europe Total	—	67,813	—	—	67,813	—

Asia
Japan	—	—	—	—	981,162	—
China	—	—	—	—	—	—
Other Asia	—	—	—	—	—	—

Asia Total	—	—	—	—	981,162	—

Total	403,141	1,315,710	9	2,883,207	4,468,501	35

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	Includes the transfer of two assets to AMB Alliance Fund III in exchange for units in the fund.
(3)	Excludes value-added conversions, development for sale, and land sales.
(4)	See reporting definitions and supplemental financial measures disclosures.
(5)	Represents acreage for land sales and value-added conversion projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	12

Development Starts and Completions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

	Development Starts(2)						Development Completions(2)
	For the Quarter Ended December 31, 2009			For the Year Ended December 31, 2009			For the Quarter Ended December 31, 2009			For the Year Ended December 31, 2009
		Estimated	% of Total		Estimated	% of Total
	Estimated	Total	Estimated	Estimated	Total	Estimated		Total	% of Total		Total	% of Total
	Square Feet	Investment(2)	Investment(2)	Square Feet	Investment(2)	Investment(2)	Square Feet	Investment(3)	Investment(2)	Square Feet	Investment(3)	Investment(2)

The Americas
United States	—	$—	0.0%	96,250	$7,248	12.0%	451,494	$25,209	19.6%	5,480,272	$402,692	42.5%
Other Americas	—	—	0.0%	189,337	12,116	20.0%	957,846	52,923	41.0%	4,199,238	260,513	27.5%

The Americas Total	—	$—	0.0%	285,587	$19,364	32.0%	1,409,340	$78,132	60.6%	9,679,510	$663,205	70.0%

Europe
France	—	$—	0.0%	274,802	$17,118	28.2%	274,802	$19,018	14.8%	376,263	$33,332	3.5%
Germany	—	—	0.0%	—	—	0.0%	—	—	0.0%	—	—	0.0%
Benelux	—	—	0.0%	125,227	24,121	39.8%	67,813	11,727	9.1%	600,960	65,529	6.9%
Other Europe	—	—	0.0%	—	—	0.0%	—	—	0.0%	436,916	40,563	4.3%

Europe Total	—	$—	0.0%	400,029	$41,239	68.0%	342,615	$30,745	23.9%	1,414,139	$139,424	14.7%

Asia
Japan	—	$—	0.0%	—	$—	0.0%	—	$—	0.0%	685,757	$115,280	12.2%
China	—	—	0.0%	—	—	0.0%	392,581	20,005	15.5%	598,850	29,760	3.1%
Other Asia	—	—	0.0%	—	—	0.0%	—	—	0.0%	—	—	0.0%

Asia Total	—	$—	0.0%	—	$—	0.0%	392,581	$20,005	15.5%	1,284,607	$145,040	15.3%

Total	—	$—	0.0%	685,616	$60,603	100.0%	2,144,536	$128,882	100.0%	12,378,256	$947,669	100.0%

AMB’s Weighted Average Ownership Percentage					80%			99.6%			92.0%
Weighted Average Estimated Yield(2)(4)					8.1%			7.6%			7.2%

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value-added conversions.
(4)	Calculated using estimated total investment before the impact of cumulative real estate impairment losses.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	13

Development Portfolio(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

	2010 Expected Completions(2)		2011 Expected Completions(2)		Total Construction-in-Progress		Pre-Stabilized Developments(2)		Total Development Portfolio
		Estimated		Estimated		Estimated		Estimated		Estimated	% of Total
	Estimated	Total	Estimated	Total	Estimated	Total	Estimated	Total	Estimated	Total	Estimated
	Square Feet	Investment(2)(3)	Square Feet	Investment(2)(3)	Square Feet	Investment(2)(3)	Square Feet	Investment(2)(3)	Square Feet	Investment(2)(3)	Investment(2)

The Americas
United States	389,767	$36,601	559,605	$67,537	949,372	$104,138	2,716,297	$237,578	3,665,669	$341,716	22.2%
Other Americas	607,202	46,487	—	—	607,202	46,487	1,715,452	96,415	2,322,654	142,902	9.2%

The Americas Total	996,969	$83,088	559,605	$67,537	1,556,574	$150,625	4,431,749	$333,993	5,988,323	$484,618	31.4%

Europe
France	692,754	$59,927	—	$—	692,754	$59,927	37,760	$5,085	730,514	$65,012	4.2%
Germany	426,552	50,170	—	—	426,552	50,170	139,608	19,320	566,160	69,490	4.5%
Benelux	573,352	81,649	—	—	573,352	81,649	207,232	35,061	780,584	116,710	7.6%
Other Europe	—	—	—	—	—	—	1,022,887	115,045	1,022,887	115,045	7.5%

Europe Total	1,692,658	$191,746	—	$—	1,692,658	$191,746	1,407,487	$174,511	3,100,145	$366,257	23.8%

Asia
Japan	420,847	$54,574	—	$—	420,847	$54,574	2,835,609	$501,942	3,256,456	$556,516	36.1%
China	523,793	22,251	1,067,058	56,525	1,590,851	78,776	598,850	29,854	2,189,701	108,630	7.0%
Other Asia	—	—	—	—	—	—	394,080	25,749	394,080	25,749	1.7%

Asia Total	944,640	$76,825	1,067,058	$56,525	2,011,698	$133,350	3,828,539	$557,545	5,840,237	$690,895	44.8%

Total	3,634,267	$351,659	1,626,663	$124,062	5,260,930	$475,721	9,667,775	$1,066,049	14,928,705	$1,541,770	100.0%

			Real estate impairment losses			(28,160)		(84,245)		(112,405)

		Estimated total investment, net of real estate impairment losses				$447,561		$981,804		$1,429,365

Number of Projects		13		2		15		33		48
AMB’s Weighted Average Ownership Percentage		90.7%		57.9%		82.2%		97.1%		92.5%
Remainder to Invest		$23,661		$31,160		$54,821		$28,841		$83,662
AMB’s Share of Remainder to Invest(2)(4)(5)		$18,300		$23,833		$42,133		$27,014		$69,147
Weighted Average Estimated Yield(2)(5)		6.6%		7.6%		6.8%		6.8%		6.8%
Percent Pre-Leased(2)		15.1%		14.8%		15.0%		59.9%		44.1%

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value-added conversion projects.
(4)	Amounts include capitalized interest as applicable.
(5)	Calculated using estimated total investment before the impact of cumulative real estate impairment losses.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	14

Land, Value-Added Conversion, and Redevelopment Inventory(1)(2) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

Land Inventory

	The Americas		Europe		Asia		Total
		Estimated		Estimated		Estimated		Estimated
		Build Out Potential		Build Out Potential		Build Out Potential		Build Out Potential
	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)

Balance as of September 30, 2009	2,146	35,665,530	219	4,336,270	150	5,678,820	2,515	45,680,620
Acquisitions	—	—	2	67,805	—	—	2	67,805
Sales	(9)	(60,000)	—	—	—	—	(9)	(60,000)
Development starts	—	—	—	—	—	—	—	—
Other	(11)	—	—	(56,139)	(9)	(533,899)	(20)	(590,038)

Balance as of December 31, 2009	2,126	35,605,530	221	4,347,936	141	5,144,921	2,488 (3)	45,098,387

Investment in Land(4)		$575,117		$118,646		$143,564		$837,327

		Cumulative real estate impairment losses						$(152,686)

		Investment in land, net of cumulative real estate impairment losses						$684,641

AMB’s share of investment in land, net of cumulative real estate impairment losses								$532,239

Value-Added Conversion Inventory(1)(5)

	East Region		West Region		Central Region		The Americas
		Number of		Number of		Number of			Number of
Conversion Time Frame	Acres	Projects	Acres	Projects	Acres	Projects	Acres		Projects

3 years or less	—	—	9	1	—	—	9		1
3+ years	7	2	213	12	—	—	220		14

Total	7	2	222	13	—	—	229	(6)	15

Redevelopment Inventory(1)(5)

	East Region		West Region		Central Region		The Americas
	Square	Number of	Square	Number of	Square	Number of	Square		Number of
Redevelopment Time Frame	Feet	Projects	Feet	Projects	Feet	Projects	Feet		Projects

3 years or less	40,800	1	—	—	—	—	40,800		1
3+ years	—	—	998,372	3	—	—	998,372		3

Total	40,800	1	998,372	3	—	—	1,039,172	(7)	4

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Includes investments held through unconsolidated co-investment ventures.
(3)	AMB’s share of acres and square feet of estimated build out including amounts held in unconsolidated co-investment ventures is 2,258 acres and 41.1 million square feet, respectively.
(4)	Represents actual cost incurred to date including initial acquisition, infrastructure, and associated carry costs.
(5)	East, West and Central regions represent AMB’s geographic division of the Americas.
(6)	AMB’s share is 190 acres.
(7)	AMB’s share is 691,171 square feet.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	15

Private Capital Co-investment Ventures Overview (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

	Date	Geographic		Functional	Incentive Distribution
Co-investment Venture	Established	Focus	Principal Venture Investors	Currency	Frequency	Term

AMB-SGP	March 2001	United States	Subsidiary of GIC Real Estate Pte Ltd.	USD	10 years	March 2011; extendable 10 years
AMB Institutional Alliance Fund II	June 2001	United States	Various	USD	At dissolution	December 2014 (estimated)
AMB-AMS	June 2004	United States	Various	USD	At dissolution	December 2012; extendable 4 years
AMB Institutional Alliance Fund III	October 2004	United States	Various	USD	3 years (next 2Q11)	Open end
AMB-SGP Mexico	December 2004	Mexico	Subsidiary of GIC Real Estate Pte Ltd.	USD	7 years	December 2011; extendable 7 years
AMB Japan Fund I	June 2005	Japan	Various	JPY	At dissolution	June 2013; extendable 2 years
AMB DFS Fund I	October 2006	United States	GE Real Estate	USD	Upon project sales	Perpetual(1)
AMB Europe Fund I	June 2007	Europe	Various	EUR	3 years (next 2Q10)	Open end
YTD Additions to Private Capital Co-investment Ventures(2)
Gross Carrying Value of Private Capital Co-investment Ventures(3)

(1)	For AMB DFS Fund I, the investment period ended in June 2009. The fund will terminate upon completion and disposition of assets currently owned and under development by the fund.
(2)	Additions to private capital co-investment ventures include both acquisitions from third parties as well as assets contributed to co-investment ventures from AMB.
(3)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	16

Joint Ventures Financial Summary (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

	AMB’s			Gross					AMB’s	Estimated	Planned
	Ownership	Square		Book		Property		Other	Net Equity	Investment	Gross
Unconsolidated Joint Ventures	Percentage	Feet(1)		Value(2)		Debt		Debt	Investment(3)	Capacity	Capitalization

Operating Co-Investment Ventures
AMB Institutional Alliance Fund III(4)	23%	36,057,101		$3,269,614		$1,720,405		$—	$209,999	$—	$3,270,000
AMB Europe Fund I(4)	21%	9,236,984		1,260,362		719,431		—	60,177	—	1,260,000
AMB Japan Fund I	20%	7,263,090		1,498,044		832,370		8,601	80,074	—	1,498,000
AMB-SGP Mexico	22%	6,331,990		357,493		167,180		58,825	19,014	245,000	602,000

Total Operating Co-investment Ventures	22%	58,889,165		6,385,513		3,439,386		67,426	369,264	245,000	6,630,000

Development Co-investment Ventures:
AMB DFS Fund I	15%	200,027		85,270		—		—	14,259	—	85,000
AMB Institutional Alliance Fund III(4)	23%	559,605		82,547		42,376		—	9,122	n/a	n/a

Total Development Co-investment Ventures	19%	759,632		167,817		42,376		—	23,381	—	85,000

Total Unconsolidated Co-investment Ventures(5)	22%	59,648,797		6,553,330		3,481,762		67,426	392,645	245,000	6,715,000

Other Industrial Operating Joint Ventures	51%	7,419,049	6)	280,432		160,290		—	50,741	n/a	n/a

Total Unconsolidated Joint Ventures	23%	67,067,846		$6,833,762		$3,642,052		$67,426	$443,386	$245,000	$6,715,000

Consolidated Joint Ventures

Operating Co-investment Ventures
AMB-SGP	50%	8,288,663		$470,740		$335,764		$—
AMB Institutional Alliance Fund II	20%	7,318,208		513,450		194,980		50,000
AMB-AMS	39%	2,172,137		158,865		79,756		—

Total Operating Co-investment Ventures	35%	17,779,008		1,143,055		610,500		50,000
Total Consolidated Co-investment Ventures	35%	17,779,008		1,143,055		610,500		50,000

Other Industrial Operating Joint Ventures	89%	2,436,591		230,463		32,186		—
Other Industrial Development Joint Ventures	60%	770,442		272,237		128,374		—

Total Consolidated Joint Ventures	47%	20,986,041		$1,645,755		$771,060		$50,000

Selected Operating Results
For the Quarter Ended December 31, 2009		Cash NOI(7)		Net Income		FFO(7)		Share of	Cash NOI(7)	Net Income	FFO(7)

Unconsolidated Joint Ventures		$99,109		$7,180	(8)	$50,387	(8)	AMB’s	$23,496	$3,824	$12,549
Consolidated Joint Ventures		$26,494		$5,522		$15,709		Partner’s	$14,538	$3,291	$8,176

Selected Operating Results
For the Year Ended December 31, 2009		Cash NOI(7)		Net Income		FFO(7)		Share of	Cash NOI(7)	Net Income	FFO(7)

Unconsolidated Joint Ventures		$397,117		$14,702	(8)	$179,514	(8)	AMB’s	$88,958	$11,331	$42,938
Consolidated Joint Ventures		$107,907		$18,409		$52,419		Partner’s	$59,534	$14,028	$27,626

(1)	For development properties, represents the estimated square feet upon completion for the committed phases of development projects.
(2)	Represents the book value of the property (before accumulated depreciation), net of impairments, owned by the joint venture and excludes net other assets. Development book values include uncommitted land.
(3)	Through AMB Property Mexico, AMB holds an equity interest in various other non-core unconsolidated ventures for approximately $18.7 million.
(4)	The estimated investment capacity and planned gross capitalizations and investment capacities of AMB Institutional Alliance Fund III and AMB Europe Fund I, as open-end funds, are not limited. The planned gross capitalization represents the gross book value of real estate assets as of the most recent quarter end, and the investment capacity represents estimated capacity based on the fund’s current cash and leverage limitations as of the most recent quarter end.
(5)	See reporting definitions and supplemental financial measures disclosures for unconsolidated co-investment venture operating results.
(6)	Includes investments in 7.3 million square feet of operating properties through AMB’s investment in unconsolidated joint ventures that it does not manage which it excludes from its owned and managed portfolio.
(7)	See reporting definitions and supplemental financial measures disclosures.
(8)	Excludes $3.8 million and $15.3 million of interest expense on shareholder loans for AMB-SGP Mexico for the quarter and year ended December 31, 2009, respectively.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	17

Capitalization Summary (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

Value
Coverage and Debt Ratios

	For the Quarter Ended		For the Year Ended
	December 31, 2009		December 31, 2009
Interest coverage(2)	2.8	x	3.6	x
Fixed charge coverage(2)	2.2	x	2.6	x
Dividends per share-to-FFO, as adjusted per share(2)	87.5%		53.6%
AMB’s share of total debt-to-total market capitalization(2)	46.4%		46.4%
AMB’s share of total debt-to-AMB’s share of total assets(2)	43.6%		43.6%
Capital Structure(1)

(1)	Debt amounts represent AMB’s share of debt and preferred securities.
(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	18

Capitalization Detail (dollars in thousands, except shares and share price)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

	AMB Wholly-Owned				Consolidated Joint Venture
	Unsecured						Total	Unconsolidated
	Senior	Credit	Other	Secured	Secured	Other	Consolidated	Joint	Total
	Debt	Facilities(1)	Debt	Debt	Debt	Debt	Debt	Venture Debt	Debt

2010	$65,000	$238,429	$2,112	$189,562	$131,497	$—	$626,600	$197,198	$823,798
2011	69,000	239,201	2,186	88,284	120,355	—	519,026	620,324	1,139,350
2012	—	—	426,385	27,764	388,113	50,000	892,262	449,870	1,342,132
2013	293,897	—	920	19,611	49,938	—	364,366	712,750	1,077,116
2014	—	—	616	—	5,659	—	6,275	855,551	861,826
2015	112,491	—	664	—	17,610	—	130,765	264,519	395,284
2016	250,000	—	—	—	16,231	—	266,231	73,102	339,333
2017	—	—	—	—	1,272	—	1,272	351,639	352,911
2018	125,000	—	—	—	1,455	—	126,455	183,194	309,649
2019	250,000	—	—	—	—	—	250,000	—	250,000
Thereafter	—	—	—	—	39,154	—	39,154	5,844	44,998

Subtotal	$1,165,388	$477,630	$432,883	$325,221	$771,284	$50,000	$3,222,406	$3,713,991	$6,936,397
Unamortized (discount) premium	(9,859)	—	—	273	(224)	—	(9,810)	(4,513)	(14,323)

Subtotal	$1,155,529	$477,630	$432,883	$325,494	$771,060	$50,000	$3,212,596	$3,709,478	$6,922,074
Joint venture partners’ share of debt(2)	—	—	—	—	(433,601)	(40,000)	(473,601)	(2,868,120)	(3,341,721)

AMB’s share of total debt(2)	$1,155,529	$477,630	$432,883	$325,494	$337,459	$10,000	$2,738,995	$841,358	$3,580,353

Weighted average interest rate	6.4%	0.8%	3.9%	3.5%	4.9%	5.8%	4.6%	4.8%	4.7%
Weighted average maturity (years)	6.1	1.0	2.8	1.0	2.7	2.7	3.5	4.1	3.8

Market Equity
Security	Shares		Price	Value

Common Stock	149,258,376	(3)	$25.55	$3,813,552
LP Units	3,376,141		$25.55	86,260

Total	152,634,517			$3,899,812

Total options outstanding				8,107,697
Dilutive effect of stock options(4)				—

Preferred Stock
	Dividend	Liquidation
Security	Rate	Preference

Series L preferred stock	6.50%	50,000
Series M preferred stock	6.75%	57,500
Series O preferred stock	7.00%	75,000
Series P preferred stock	6.85%	50,000

Weighted Average/Total	6.80%	$232,500

Capitalization Ratios
AMB’s share of total debt-to-total market capitalization(2)(5)	46.4%
AMB’s share of total debt plus preferred-to-AMB’s share of total market capitalization(2)(5)	49.4%
AMB’s share of total debt-to-AMB’s share of total assets(2)	43.6%
AMB’s share of total debt plus preferred-to-AMB’s share of total assets(2)	46.4%

(1)	Represents three credit facilities with total capacity of approximately $1.6 billion. Includes $175.5 million of U.S. Dollar borrowings, as well as $182.9 million, $93.0 million, and $26.2 million in Yen, Canadian dollar and Singapore dollar-based borrowings outstanding at December 31, 2009, respectively, translated to U.S. dollars using the foreign exchange rates in effect on December 31, 2009.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes 918,753 shares of unvested restricted stock.
(4)	Computed using the treasury stock method and an average share price of $23.74 for the quarter ended December 31, 2009. All stock options were anti-dilutive as of December 31, 2009.
(5)	Total Market Capitalization is defined as total debt plus preferred equity liquidation preferences plus market equity.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	19

Debt Maturities(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

	After Extension Options(2)
AMB Wholly-owned Debt	2010	2011	2012	2013
Unsecured Senior Debt	$65,000	$69,000	$—	$293,897
Credit Facilities	—	238,429	239,201	—
Other Debt	—	—	427,635	1,916
AMB Secured Debt	188,445	87,667	28,648	20,466

Subtotal	253,445	395,096	695,484	316,279

Consolidated Joint Ventures
AMB-AMS	2,559	—	—	39,786
AMB Institutional Alliance Fund II	10,029	31,022	5,555	93,712
AMB-SGP	—	42,064	293,700	—
Other Industrial Operating Joint Ventures	56,408	42,353	8,506	—

Subtotal	68,996	115,439	307,761	133,498

Unconsolidated Joint Ventures
AMB Institutional Alliance Fund III	27,157	184,580	77,660	287,002
AMB Japan Fund I	112,004	204,502	179,852	344,432
AMB-SGP Mexico	—	58,825	167,180	—
Other Industrial Operating Joint Ventures	9,059	31,995	—	58,771
AMB Europe Fund I	—	—	6,381	5,018

Subtotal	148,220	479,902	431,073	695,223

Total Consolidated	322,441	510,535	1,003,245	449,777
Total Unconsolidated	148,220	479,902	431,073	695,223

Total	$470,661	$990,437	$1,434,318	$1,145,000

Total AMB’s Share	$323,530	$558,967	$940,365	$513,611

(1)	Excludes scheduled principal amortization of debt maturing in years subsequent to 2013 as well as debt premiums and discounts.
(2)	Subject to certain conditions.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	20

Supplemental Information for Net Asset Value Analysis (NAV) (dollars in thousands, except per share amounts)	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

Income Items

		Actual
		Quarter Ended
		December 31, 2009
Real Estate:
Wholly owned property cash NOI from continuing operations(1)		$72,912
AMB’s share of cash NOI from joint ventures:
Total cash NOI from joint ventures from continuing operations(1)	$125,642
AMB’s share of joint ventures(1)	28.2%

AMB’s share of cash NOI from joint ventures from continuing operations(1)		35,444
Adjustments to AMB’s share of cash NOI:
NOI attributed to construction-in-progress	$(136)
NOI attributed to pre-stabilized development projects(1)	(6,819)
NOI attributed to contributed developments	—
NOI required to stabilize properties acquired during the quarter	—
Other adjustments to AMB’s share of cash NOI:(2)	3,257

Adjustments to AMB’s share of cash NOI(3)		(3,698)

Total AMB’s share of cash NOI from continuing operations related to operating properties(1)(4)		$104,658

Development platform:(3)
Development starts		$—

Private capital platform:
Total private capital revenue per common share and unit (diluted)		$0.07
Assets & Liabilities

As of
AMB’s share of:(1)	December 31, 2009
Development, land, and contributed assets:(4)
Construction-in-progress (invested to date)(5)	$320,923
Pre-stabilized development projects(1)	925,143
Land held for future development(5)	532,239
Assets contributed to co-investment ventures(6)	—

Total development, land and contributed assets	$1,778,305

Debt and preferred securities:(4)
Total debt	$3,580,353
Preferred securities	232,500

Total debt and preferred securities	$3,812,853

Other balance sheet items:(4)
Cash and cash equivalents and restricted cash	$257,647
Accounts receivable (net) and other assets	363,261
Deferred rents receivable and deferred financing costs (net)	(93,484)
Accounts payable and other liabilities	(331,014)

Total other balance sheet items	$196,410

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Other adjustments to AMB’s share of cash NOI include free rent granted in the quarter and non-property related revenues and expenses.
(3)	Transaction activity adjustments remove NOI generated from in-progress developments, contributed developments, and projects held for sale or contribution as the value of this real estate is reflected in AMB’s share of development, land, and contributed assets as detailed above. The adjustments also include stabilized NOI for acquisitions.
(4)	Includes investments held through unconsolidated joint ventures.
(5)	Assets are net of cumulative real estate impairment losses.
(6)	Represents AMB’s share of assets contributed to unconsolidated co-investment ventures during the three months ended December 31, 2009.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	21

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

Acquisition Cost includes estimated acquisition capital expenditures. Estimated acquisition capital expenditures include immediate building improvements that are taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standard or to stabilization and incremental building improvements and leasing costs that are incurred in an effort to substantially increase the revenue potential of an existing building.
Adjusted EBITDA. AMB uses adjusted earnings before interest (including the amount of capitalized interest deducted from the determination of development gains), tax, depreciation and amortization, impairment charges, restructuring, losses on early extinguishment of debt and other non-cash charges, stock based compensation amortization, and non-development gains, or adjusted EBITDA, to measure both its operating performance and liquidity. AMB considers adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of tax, non-cash depreciation and amortization expense (including stock-based compensation amortization) or non-development gains. By excluding interest expense, adjusted EBITDA allows investors to measure AMB’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. AMB considers adjusted EBITDA to be a useful supplemental measure for reviewing its comparative performance with other companies because, by excluding non-cash depreciation and amortization expense, adjusted EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. The restructuring charges reflected costs associated with AMB’s reduction in global headcount and cost structure. Debt extinguishment losses generally included the costs of repurchasing debt securities. AMB repurchased certain tranches of senior unsecured debt to manage its debt maturities in response to the current financing environment, resulting in greater debt extinguishment costs. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on AMB’s results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure AMB’s performance and the value of AMB’s long-term investment decisions and strategies. Management believes adjusted EBITDA is significant and useful to both it and its investors. Adjusted EBITDA more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment and unobscured by costs (or gains) resulting from AMB’s management of its financing profile in response to the tightening of the capital markets. As a liquidity measure, AMB believes that adjusted EBITDA helps investors to analyze its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. Management uses adjusted EBITDA when measuring AMB’s operating performance and liquidity; specifically when assessing its operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. AMB believes investors should consider adjusted EBITDA, in conjunction with net income (the primary measure of AMB’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of AMB’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies. By excluding interest, taxes, depreciation and amortization, impairment charges, restructuring, debt extinguishment losses, stock-based compensation amortization and other non-cash charges and non-development gains when assessing AMB’s financial performance, an investor is assessing the earnings generated by AMB’s operations, but not taking into account the eliminated expenses or non-development gains incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with AMB’s required GAAP presentations. Adjusted EBITDA does not reflect AMB’s historical cash expenditures or future cash requirements for working capital, capital expenditures or contractual commitments. Adjusted EBITDA also does not reflect the cash required to make interest and principal payments on AMB’ s outstanding debt. While adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, AMB’s computation of adjusted EBITDA may not be comparable to EBITDA reported by other companies. Management compensates for the limitations of adjusted EBITDA by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of adjusted EBITDA and a reconciliation of adjusted EBITDA to net (loss) income, a U.S. GAAP measurement.
The following table reconciles adjusted EBITDA from net (loss) income for the quarters and years ended December 31, 2009 and 2008 (dollars in thousands):

	For the Quarters Ended		For the Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net loss	$(10,102)	$(199,262)	$(27,960)	$(6,750)
Depreciation and amortization	51,869	38,233	179,894	164,188
Impairment charges	—	183,754	174,410	183,754
Non-cash restructuring charges	2,544	12,306	6,368	12,306
Loss on early extinguishment of debt	11,614	131	12,267	786
Stock-based compensation amortization and other non-cash charges	6,754	13,807	23,819	30,548
Adjustments to derive adjusted EBITDA from unconsolidated joint ventures:
AMB’s share of net income	(3,824)	(2,762)	(11,331)	(17,121)
AMB’s share of FFO	12,549	10,015	42,938	42,742
AMB’s share of interest expense	10,714	10,031	40,473	34,461
Interest expense, including amortization	30,790	33,775	121,459	133,955
Total discontinued operations, including gains	(1,753)	7,277	(41,723)	(24,525)
Adjusted EBITDA attributable to noncontrolling interests	(14,256)	(15,617)	(58,801)	(92,454)
Capitalized interest attributable to development properties sold or contributed	1,691	99	16,412	19,143
Discontinued operations’ adjusted EBITDA	195	3,918	11,773	15,947

Adjusted EBITDA	$98,785	$95,705	$489,998	$496,980

AMB’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures accounted for in the applicable financial measure. AMB believes that “AMB’s share of” calculations are meaningful and useful supplemental measures, which enable both management and investors to assess the operations, earnings and growth of AMB in light of AMB’s ownership interest in its joint ventures and to compare the applicable measure to that of other companies. In addition, it allows for a more meaningful comparison of the applicable measure to that of other companies that do not consolidate any of their joint ventures. “AMB’s share of” calculations are not intended to reflect actual liability should there be a default under loans or a liquidation of the joint ventures. AMB’s computation of “AMB’s share of” measures may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of Other Balance Sheet Items. AMB believes that balance sheet information based on GAAP provides the most appropriate information about financial position. However, AMB considers balance sheet information reported on an owned and managed basis (such as AMB’s share of cash and cash equivalents and restricted cash, AMB’s share of accounts receivable (net) and other assets, AMB’s share of deferred rents receivable and deferred financing costs (net), and AMB’s share of accounts payable and other liabilities) to be useful supplemental measures to help the investors better understand AMB’s operating performance. See Reporting Definitions for definitions of “owned and managed” and “AMB’s share of.” AMB believes that AMB’s share of balance sheet items on an owned and managed basis helps management and investors make a comprehensive assessment of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating activities. While such information is helpful to the investor, it does not provide balance sheet information as defined by GAAP and is not a true alternative to such GAAP measurements. Further, AMB’s computation of its share of balance sheet items on an owned and managed basis may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of total debt. AMB’s share of total debt is the pro rata portion of the total debt based on its percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB believes that its share of total debt is a meaningful supplemental measure, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. In addition, it allows for a more meaningful comparison of its debt to that of other companies that do not consolidate their joint ventures. AMB’s share of total debt is not intended to reflect its actual liability should there be a default under any or all of such loans or a liquidation of the joint ventures. See Capitalization Detail for a reconciliation of total debt and AMB’s share of total debt.
AMB’s share of total debt-to-AMB’s share of total assets is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB’s share of total assets is the pro rata portion of total gross book value of assets based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the assets.
AMB’s share of total debt-to-total market capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB’s definition of “total market capitalization” is AMB’s share of total debt plus preferred equity liquidation preferences plus market equity. AMB’s definition of “market equity” is the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of the period end.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of a certain date, multiplied by 12. If free rent is granted, then the first positive rent value is used. Leases denominated in foreign currencies are translated using the currency exchange rate at period end.
Assets Under Management is AMB’s estimate of the value of the real estate it wholly owns or manages through its consolidated and unconsolidated co-investment ventures or for clients of AMB Capital Partners. Assets under management is calculated by adding the co-investment venture partner‘s or client‘s share of the carrying value of its real estate investment to AMB’s share of total market capitalization.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	22

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

Average occupancy percentage represents the daily weighted occupancy of the total rentable square feet leased, including month-to-month leases, divided by total rentable square feet. Space is considered leased when the tenant has either taken physical or economic occupancy.
Carrying value is the sum of the most recent valuation of real estate investments plus subsequently incurred capital expenditures. Generally, each real estate investment is valued once a year.
Cash-basis NOI. Cash-basis NOI is defined as NOI less straight line rents and amortization of lease intangibles. AMB considers cash-basis NOI to be an appropriate and useful supplemental performance measure because cash basis NOI reflects the operating performance of the real estate portfolio excluding the effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. However, cash-basis NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, cash-basis NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating cash-basis NOI.
For a reconciliation of NOI from net income for the quarter ended December 31, 2009, refer to the SS NOI definition. The following table reconciles AMB’s share of cash-basis NOI from NOI for the quarter ended December 31, 2009 (dollars in thousands):

For the Quarter Ended
December 31, 2009
NOI	$103,034
Straight-line rents and amortization of lease intangibles	(3,628)
Consolidated joint venture cash NOI from continuing operations	(26,494)

Wholly-owned property cash NOI	72,912
AMB’s share of consolidated joint venture cash NOI	11,956
AMB’s share of unconsolidated joint venture cash NOI	23,488
AMB’s share of transaction adjustments	(3,698)

AMB’s share of cash-basis NOI	$104,658

Co-investment Ventures are Joint Ventures with institutional investors, managed by AMB from which AMB receives acquisition fees for third-party acquisitions, portfolio and asset management distributions or fees, as well as incentive distributions or promoted interests.
Co-investment venture partner’s (or co-investor’s) share of debt is the co-investment venture partner’s pro-rata portion of total debt.
Co-investment venture partner’s (or co-investor’s) share of equity is the pro-rata portion of the co-investment venture partner’s share of carrying value less the co-investment venture partner’s share of debt.
Completion is generally defined as properties that have reached Stabilization or properties that have been substantially complete for at least 12 months.
Development activities include ground-up development, redevelopments, renovations, land sales and value-added conversions.
Development margin is calculated as contribution value or disposition price less closing costs, minus estimated total investment, before the impact of cumulative real estate impairment losses, and any deferred rents, taxes or third party promotes before any deferrals on contributions, divided by the estimated total investment, before the impact of cumulative real estate impairment losses.
Estimated FFO by Business. Estimated FFO by Business is FFO, as adjusted generated by AMB’s Real Estate Operations, Development and Private Capital business. Estimated Development and Private Capital FFO was determined by reducing Development Profits, net of taxes, and Private Capital revenues by their respective estimated share of general and administrative expenses, also defined as overhead. Development’s and Private Capital’s estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred. Estimated Real Estate Operations FFO represents total AMB FFO, as adjusted less estimated FFO, as adjusted attributable to Development and Private Capital. Management believes estimated FFO by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of AMB’s respective businesses to other companies’ comparable businesses. Further, AMB’s computation of FFO by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.
Estimated investment capacity is AMB’s estimate of the gross real estate which could be acquired through the use of its equity commitments from co-investment venture partners plus AMB’s funding obligations and estimated debt capitalization.
Estimated total investment represents total estimated cost of development, renovation, or expansion, including initial acquisition costs, prepaid ground leases, buildings, and associated carry costs. Estimated total investments are based on current forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at period end.

Co-investment venture operating results.

For the Quarter Ended December 31, 2009
				Income
	AMB's		Property	(Loss) from
	Ownership		Operating	Continuing		Net
	Percentage(1)	Revenues	Expenses	Operations		Income (Loss)		Cash NOI	FFO
Unconsolidated Co-investment Ventures
AMB Institutional Alliance Fund III	23%	$67,332	$(17,775)	$3,110		$3,885		$46,201	$23,674
AMB Europe Fund I	21%	25,233	(4,440)	(196)		(196)		19,967	10,717
AMB Japan Fund I	20%	25,909	(5,864)	2,866		2,866		19,703	10,100
AMB-SGP Mexico	22%	9,534	(2,260)	(1,233	)(1)	(1,233	)(1)	6,504	1,862	(1)
AMB DFS Fund I	15%	—	(434)	(819)		(819)		(439)	(819)
Consolidated Co-investment Ventures
AMB-SGP	50%	11,276	(3,286)	(231)		(231)		7,620	3,208
AMB Institutional Alliance Fund II	20%	12,834	(3,244)	2,423		2,423		9,549	5,760
AMB-AMS	39%	3,982	(1,043)	531		531		2,924	1,591

(1) Excludes $3.8 million of interest expense on loans from co-investment venture partners.

Co-investment venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s co-investment venture partners’ percentage of equity interest in each of the consolidated or unconsolidated co-investment ventures accounted for in the applicable financial measure.
Estimated yields on development projects are calculated from estimated annual cash NOI following occupancy stabilization divided by the estimated total investment. Yields exclude value added conversion projects and are calculated on an after-tax basis for international projects.
Fixed charge coverage. Fixed charge coverage is defined as Adjusted EBITDA divided by fixed charges. Fixed charges consist of interest expense less joint venture partner’s share of interest expense and amortization of finance costs and debt premiums, from continuing and discontinued operations, plus AMB’s share of interest expense from unconsolidated joint venture debt, capitalized interest, preferred unit distributions and preferred stock dividends. AMB uses fixed charge coverage to measure its liquidity. AMB believes fixed charge coverage is relevant and useful to investors because it permits fixed income investors to measure AMB’s ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred shareholders. AMB’s computation of fixed charge coverage may not be comparable to fixed charge coverage reported by other companies.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	23

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

The following table details the calculation of fixed charges for the quarters and years ended December 31, 2009 and 2008 (dollars in thousands):

	For the Quarters Ended		For the Years Ended
	December 31,		December 31,
Fixed charge	2009	2008	2009	2008
Interest expense, including amortization — continuing operations	$30,790	$33,775	$121,459	$133,955
Amortization of financing costs and debt premiums — continuing operations	(3,048)	(2,681)	(11,695)	(9,068)
Interest expense, including amortization — discontinued operations	35	662	706	1,192
Amortization of financing costs and debt premiums — discontinued operations	—	(3)	(4)	(13)
Joint venture partner’s share of interest expense	(6,814)	(8,003)	(26,684)	(40,930)
AMB’s share of interest expense from unconsolidated joint ventures	10,714	10,031	40,473	34,461
Capitalized interest	9,068	15,447	42,683	64,354
Preferred unit distributions	—	1,432	4,295	5,727
Preferred stock dividends	3,950	3,950	15,806	15,806

Total fixed charge	$44,695	$54,610	$187,039	$205,484

Funds From Operations (“FFO”), Funds From Operations Per Share and Unit (“FFOPS”) and FFO, as adjusted (together with FFO and FFOPS, the “FFO Measures”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, FFO per share and unit, or FFOPS, and FFO, as adjusted to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income available to common stockholders, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures.
Unless stated otherwise, AMB includes the gains from development, including those from value-added conversion projects, before depreciation recapture, as a component of FFO. AMB believes gains from development should be included in FFO to more completely reflect the performance of one of our lines of business. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a joint venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
In addition to presenting FFO as described above, AMB presents FFO, as adjusted. AMB calculates FFO, as adjusted, as FFO less impairment and restructuring charges, debt extinguishment losses and the Series D preferred unit redemption discount. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. The restructuring charges reflected costs associated with AMB’s reduction in global headcount and cost structure. Debt extinguishment losses generally included the costs of repurchasing debt securities. AMB repurchased certain tranches of senior unsecured debt to manage its debt maturities in response to the current financing environment, resulting in greater debt extinguishment costs. The Series D preferred unit redemption discount reflects the gain associated with the discount to liquidation preference in the Series D preferred unit redemption price less costs incurred as a result of the redemption. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on AMB’s results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure AMB’s performance and the value of AMB’s long-term investment decisions and strategies. Management believes FFO, as adjusted, is significant and useful to both it and its investors. FFO, as adjusted, more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment and unobscured by costs (or gains) resulting from AMB’s management of its financing profile in response to the tightening of the capital markets. However, in addition to the limitations of FFO Measures generally discussed below, FFO, as adjusted, does not present a comprehensive measure of AMB’s financial condition and operating performance. This measure is a modification of the NAREIT definition of FFO and should not be considered a replacement of FFO as AMB defines it or used as an alternative to net income or cash as defined by U.S. GAAP.
AMB believes that the FFO Measures are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, the FFO Measures are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income available to common stockholders, as defined by U.S. GAAP. AMB believes that the use of the FFO Measures, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers the FFO Measures to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, the FFO Measures can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, the FFO Measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. The FFO Measures also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are the FFO Measures necessarily indicative of cash available to fund AMB’s future cash requirements. Management compensates for the limitations of the FFO Measures by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of the FFO Measures and a reconciliation of the FFO Measures to net income available to common stockholders, a U.S. GAAP measurement.
See Consolidated Statements of Funds from Operations for a reconciliation of FFO from net income available to common stockholders.
The following table reconciles projected FFO, as adjusted excluding AMB’s share of development gains (or “Core FFO“) from projected net income available to common stockholders for the year ended December 31, 2010:

	2010
	Low	High
Projected net income available to common stockholders	$0.03	$0.10
AMB’s share of projected depreciation and amortization	1.27	1.27
AMB’s share of projected gains on disposition of operating properties recognized to date	(0.01)	(0.01)
Impact of additional dilutive securities, other, rounding	(0.03)	(0.03)

Projected Funds From Operations (FFO)	$1.26	$1.33

Restructuring charges	0.02	0.02
AMB’s share of development gains recognized to date	(0.02)	(0.02)

Projected FFO, as adjusted excluding AMB’s share of development gains (or “Core FFO”)(1)	$1.26	$1.33

Amounts are expressed per share, except FFO and FFO, as adjusted excluding AMB’s share of development gains, which is expressed per share and unit.
(1) As development gains are difficult to predict in the current economic environment, management believes Projected FFO, as adjusted excluding AMB’s share of development gains is the more appropriate and useful measure to reflect its assessment of AMB’s projected operating performance.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	24

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

Gross operating margin is calculated as NOI divided by gross revenues (excluding straight-line rents and amortization of lease intangibles, reimbursable capital revenue and lease termination fees) for properties in the pool at period end.
Impairment charges represent the write down of assets due to estimated fair value being lower than carry value.
Interest coverage. Interest coverage is defined as adjusted EBITDA divided by AMB’s share of interest expense which consists of consolidated interest expense less joint venture partner’s share of interest expense, including amortization, from continuing and discontinued operations and AMB’s share of interest expense from unconsolidated joint venture debt. AMB uses interest coverage to measure its liquidity. AMB believes interest coverage is relevant and useful to investors because it permits investors to measure AMB’s ability to meet its interest payments on outstanding debt. AMB’s computation of interest coverage may not be comparable to interest coverage reported by other companies.
The following table details AMB’s share of total interest for the quarters and years ended December 31, 2009 and 2008 (dollars in thousands):

	For the Quarters Ended		For the Years Ended
	December 31,		December 31,
Interest	2009	2008	2009	2008
Interest expense, including amortization — continuing operations	$30,790	$33,775	$121,459	$133,955
Interest expense, including amortization — discontinued operations	35	662	706	1,192
Joint venture partners’ share of interest expense	(6,814)	(8,003)	(26,684)	(40,930)
AMB’s share of interest expense from unconsolidated co-investment ventures	10,714	10,031	40,473	34,461

Total interest	$34,725	$36,465	$135,954	$128,678

Joint Ventures are all joint ventures, including Co-Investment Ventures, with real estate developers, other real estate operators, or institutional investors where AMB may or may not: have control, act as the manager and/or developer, earn asset management distributions or fees, or earn incentive distributions or promoted interests. In certain cases, AMB might provide development, leasing, property management and/or accounting services for which it may receive market compensation.
Joint venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s joint venture partners’ percentage of equity interest in each of the consolidated or unconsolidated joint ventures accounted for in the applicable financial measure.
Market equity is defined as the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock at period end.
Net Asset Value (“NAV”). AMB believes NAV is a useful supplemental measure of its operating performance because it enables both management and investors to analyze the fair value of its business. An assessment of the fair value of a business involves estimates and assumptions and can be performed using various methods. AMB has presented certain financial measures related to its business that it believes may be useful to the investing public in calculating its NAV but has not presented any specific methodology nor provided any guidance on assumptions or estimates that should be used in the calculation.
Net Operating Income (“NOI”). See same store net operating income for discussion of NOI and a reconciliation of NOI from net income.
Occupancy percentage at period end represents the percentage of total rentable square feet leased, including month-to-month leases, divided by total rentable square feet at period end. Space is considered leased when the tenant has either taken physical or economic occupancy.
Owned and managed is defined by AMB as assets in which AMB has at least a 10% ownership interest, is the property or asset manager, and which it intends to hold for the long-term.
Owned and Managed Supplemental Cash Flow Information. AMB believes that cash flow information based on GAAP provides the most appropriate cash flow information. However, AMB considers cash flow information reported on an owned and managed basis (such as straight-line rents and amortization of lease intangibles, AMB’s share of straight-line rents and amortization of lease intangibles, gross lease termination fees, net lease termination fees, AMB’s share of net lease termination fees, tenant improvements, lease commissions and other lease costs, building improvements, Co-investment partners’ share of capital expenditures and AMB’s share of recurring capital expenditures) to be useful supplemental measures to help the investors better understand AMB’s operating performance and cash flow. See Reporting Definitions for definitions of “owned and managed”, “AMB’s share of” and “Co-investment venture partners’ share of”. AMB believes that owned and managed cash flow information helps management and investors make a comprehensive assessment of the cash flow of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating performance and activities. While owned and managed supplemental cash flow information is helpful to the investor, it does not provide cash flow information as defined by GAAP and are not true alternatives to such GAAP measurements. Further, AMB’s computation of owned and managed supplemental cash flow information may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
Percent pre-leased represents the executed lease percentage of total square feet as of the reporting data.
Pre-stabilized development represents assets which have reached Completion but have not yet reached Stabilization.
Preferred, with respect to the capitalization ratios, is defined as preferred equity liquidation preferences.
Renovation projects represent projects where the acquired buildings are less than 75% leased and require significant capital expenditures (generally ranging from 10% — 25% of acquisition cost) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Redevelopment projects represent those buildings that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include estimated acquisition capital expenditures which were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standards.
Rent changes on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month of a term commencement and the net ABR due the last month of the former tenant’s term. If free rent is granted, then the first positive full rent value is used as a point of comparison. The rental amounts exclude base stop amounts, holdover rent and premium rent charges. If either the previous or current lease terms are under 12 months, then they are excluded from this calculation. If the lease is first generation or there is no prior lease for comparison, then it is excluded from this calculation.
Same Store Net Operating Income, Cash-basis SS NOI (“SS NOI”) and Net Operating Income (“NOI”). AMB defines NOI as rental revenues, including reimbursements, less property operating expenses. NOI excludes depreciation, amortization, general and administrative expenses, restructuring charges, real estate impairment losses, development profits (losses), gains (losses) from sale or contribution of real estate interests, and interest expense. AMB believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, NOI is a useful supplemental measure calculated to help investors understand AMB’s operating performance, excluding the effects of costs and expenses which are not related to the performance of the assets. NOI is widely used by the real estate industry as a useful supplemental measure, which helps investors compare AMB’s operating performance with that of other companies. Real estate impairment losses have been excluded in deriving NOI because AMB does not consider its impairment losses to be a property operating expense. AMB believes that the exclusion of impairment losses from NOI is a common methodology used in the real estate industry. Real estate impairment losses relate to the changing values of AMB’s assets but do not reflect the current operating performance of the assets with respect to their revenues or expenses. AMB’s real estate impairment losses are non-cash charges which represent the write down in the value of assets when estimated fair value over the holding period is lower than current carrying value. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted underlying real estate values. Therefore, the impairment charges are not related to the current performance of AMB’s real estate operations and should be excluded from its calculation

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	25

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

of NOI.
AMB considers SS NOI to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. AMB defines Cash-basis SS NOI as NOI on a same store basis excluding straight line rents and amortization of lease intangibles. See definition of “same store pool.” AMB considers SS NOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, AMB believes that SS NOI helps investors compare the operating performance of AMB’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, real estate impairment losses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, AMB’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
The following table reconciles consolidated cash-basis SS NOI and NOI from net income for the quarters and years ended December 31, 2009 and 2008 (dollars in thousands):

	For the Quarters Ended		For the Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net loss	$(10,102)	$(199,262)	$(27,960)	$(6,750)
Private capital income	(10,503)	(7,632)	(37,879)	(68,470)
Depreciation and amortization	51,869	38,233	179,894	164,188
Real estate impairment losses	—	183,754	174,410	183,754
General and administrative and fund costs	31,369	40,802	116,315	145,040
Restructuring charges	2,544	12,306	6,368	12,306
Total other income and expenses	39,610	31,815	90,484	20,213
Total discontinued operations	(1,753)	7,277	(94,725)	(4,558)

NOI	103,034	107,293	406,907	445,723
Less non same-store NOI	(23,937)	(17,385)	(77,719)	(96,766)
Less non cash adjustments(1)	(1,379)	1,215	(398)	(891)

Cash-basis same-store NOI	$77,718	$91,123	$328,790	$348,066

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
Same store NOI growth is the change in the NOI (excluding straight-line rents and amortization of lease intangibles) of the same store pool from the prior year reporting period to the current year reporting period.
Same store pool includes all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2007.
Second generation TIs and LCs per square foot are total tenant improvements, lease commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition.
Stabilization is generally defined as properties that are 90% occupied.
Stabilized cap rates are calculated as cash NOI stabilized to market occupancy (generally 95%) divided by total acquisition cost. The total acquisition cost basis includes the initial purchase price, the effects of marking assumed debt to market, buyer’s due diligence and closing costs, lease intangible adjustments, estimated acquisition capital expenditures, and leasing costs necessary to achieve stabilization.
Tenant retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.
Total market capitalization is defined by AMB as AMB’s share of total debt plus preferred equity liquidation preferences plus market equity (unless otherwise noted).
Value-added conversion projects represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research & development or manufacturing. Activities required to prepare the property for conversion to a higher and better use may include such activities as rezoning, redesigning, reconstructing and retenanting. The sales price of the value-added conversion project is generally based on the underlying land value based on its ultimate use and as such, little to no residual value is ascribed to the industrial building(s).

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	26

Contacts	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

Contact Name	Title	Phone	E-mail Address

Hamid R. Moghadam	Chairman & Chief Executive Officer	(415) 733-9401	hmoghadam@amb.com

Thomas S. Olinger	Chief Financial Officer	(415) 733-9405	tolinger@amb.com

Guy F. Jaquier	President, Europe and Asia; President, Private Capital	(415) 733-9406	gjaquier@amb.com

Eugene F. Reilly	President, The Americas	(617) 619-9333	ereilly@amb.com

Tracy A. Ward	Vice President, IR & Corporate Communications	(415) 733-9565	tward@amb.com

Corporate Headquarters	Investor Relations	Other Primary Office Locations

AMB Property Corporation	Tel: (415) 394-9000	Amsterdam	Boston	Chicago	Los Angeles
Pier 1, Bay 1	Fax: (415) 394-9001	México City	Shanghai	Singapore	Tokyo
San Francisco, CA 94111	E-mail: ir@amb.com
Tel: (415) 394-9000	Website: www.amb.com
Fax: (415) 394-9001

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	27

2009 Fourth Quarter Earnings

Conference Call 02/02/2010

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During the fourth quarter of 2009, AMB commenced leases of approximately 7.8 million square feet (approximately 720,000 square meters) in its global operating portfolio. In its development pipeline, the company reduced vacancy by approximately 2.5 million square feet (approximately 233,600 square meters). Highlights from the fourth quarter include leasing in:

1. Shanghai – AMB Beilun Port Distribution Center
2. Tokyo – AMB Shinkiba Distribution Center 1
3. Mexico City – AMB Tres Rios 1 & 2
4. San Francisco – Pacific Business Center
5. Osaka – AMB Fukuoka Distribution Center 2
6. Hamburg – AMB Hausbruch Industrial Center
7. Chicago – Bensenville Industrial Park
8. Beijing – AMB Dalian Industrial Park Distribution Center

Forward-Looking Statements	SUPPLEMENTAL ANALYST PACKAGE 2009 Fourth Quarter Earnings Conference Call

Some of the information included in this report and the presentations to be held in connection therewith contains forward-looking statements, such as those related to reinstatement of fund investor distributions, our investments in co-investment funds, acquisition opportunities and advantages at attractive pricing, stabilization of private market valuations, consummation of acquisitions accretive to company on leverage neutral basis, recovery in fundamentals including rental rates, occupancy, real estate values, and investor/customer interest, FFO generated by increased occupancy, rental rate recovery, lease up of the development portfolio, monetization of land bank and development capability, and the formation of new ventures, pursuit of distressed and strategic acquisitions, consolidations and other situations, utilization of development capacity to recover G&A, our ability to outperform national occupancy rates, implementation of leasing strategies, our ability to maintain leverage targets, cash sources to cover future capital requirements, the consummation of asset sales marketed, under contract or LOI, our plans to retire, extend and refinance debt and maintain fixed charge coverage at certain levels, our opportunities and plans (including those regarding our global positioning and future capital deployment), our projected funds from operations, future assets under management, same store and/or cash net operating income, occupancy and other financial and operational guidance, our capabilities to drive growth, our future performance compared to peers and other market indices, rent growth, industrial and other market, GDP and trade growth, market drivers, trends and forecasts, port opportunities, on-tarmac opportunities, hiring, performance and retention of key personnel, access to resources, leveraging of relationships, continuation and effectiveness of strategic drivers, information regarding our development, value-added conversion, redevelopment and renovation projects (including stabilization or completion dates, square feet at stabilization or completion, sale or contribution dates, yields from such projects, our share of remaining funding, costs and total investment amounts, scope, location and timing of development starts, margins, projected gains and returns, sustainability, profitability, scope and scale of and demand for projects, targeted value-added conversion projects, redevelopment and conversion timelines, entitlement and repositioning potential of land), ability to deliver customer solutions, strength of lender and customer relationships, lease expirations, performance and value-creation of investments and market entry opportunities, real estate valuations, capitalization rates, acquisition capital and volume, scope and build out and monetization potential of land inventory, co-investment venture and other estimated investment capacity, terms of the co-investment ventures, performance, revenues and returns on investment, target leverage, future incentive distribution, asset management, acquisition and other private capital distributions and fees, timing of incentive distributions, private capital demand, launching of additional funds, termination of funds, planned gross capitalization, future balance sheet capacity, ability to maintain credit extensions, our position to maintain a solid financial position and address debt maturities, interest rate changes, transition to open-end funds, and access to secured and non-secured financings, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants or renewal at lower than expected rent or failure to lease at all or on expected terms, decreases in real estate values and impairment losses, our failure to obtain, renew or extend financing or re-financing, risks related to debt and equity security financings (including dilution risk), our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, failure to maintain our current credit agency ratings or comply with our debt covenants, international currency and hedging risks, financial market fluctuations, changes in general economic conditions, global trade or in the real estate sector, inflation risks, a downturn in the U.S., California or global economy, increased interest rates and operating costs or greater than expected capital expenditures, risks related to suspending, reducing, or changing our dividends, our failure to contribute properties to our co-investment ventures, risks related to our obligations in the event of certain defaults under co-investment ventures and other debt, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, risks and uncertainties affecting property development, value-added conversions, redevelopment and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, environmental uncertainties, risks related to natural disasters, changes in real estate and zoning laws, risks related to doing business internationally and global expansion, risks of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2008 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.